UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2007

CLARK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31256	52-2103926
(State or other jurisdiction of incorporation)	(Commission file number)	( I.R.S. employer identification no.)
333 West Wacker Drive Suite 810 Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 697-3450

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.—Completion of Acquisition or Disposition of Assets.

On March 12, 2007, Clark, Inc. (the “Company”) and Clark Consulting, Inc. (“Consulting”) completed the sale of certain operations and assets of certain of the Company’s businesses to, and the assumption of certain related liabilities by, Clark Wamberg, LLC, a Delaware limited liability company (“C-W Co.”), for $55.5 million. The sale of assets was made pursuant to that certain Asset Purchase Agreement (the “New Sale Agreement”), effective as of February 14, 2007, by and among the Company, Consulting, C-W Co. and, as a joint obligor with C-W Co., Tom Wamberg, who until March 12, 2007 was the Chairman and Chief Executive Officer of the Company. The businesses acquired from the Company by C-W Co. (the “MBO Businesses”) included the Company’s Healthcare Group and Federal Policy Group, Pearl Meyer & Partners, Clark Benson LLC, National Insurance Wholesalers, Inc. (formerly known as MedEx), Clark Retirement Plan Services, Inc. (formerly known as Baden), Clark Strategic Advisors, Inc., and the Company’s resource center. The principals of Clark Wamberg are Tom Wamberg, James M. Benson, Chief Executive Officer of Clark Benson LLC and until March 12, 2007 a director of the Company, and Alan Botsford, Managing Director of Clark Benson. The foregoing description of the New Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the New Sale Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 16, 2007 and which is incorporated herein by reference.

The original purchase price for the MBO Businesses of $35.4 million was specified in an Asset Purchase Agreement (the “Original Sale Agreement”) dated as of November 1, 2006, by and among the Company, Consulting, C-W Co. and Tom Wamberg, as a joint obligor with C-W Co. The Original Sale Agreement also provided that the Company could actively solicit superior proposals for the MBO Businesses. Such solicitation and the resulting auction process resulted in the ultimate purchase price for the MBO Businesses of $55.5 million under the New Sale Agreement. The description of the negotiations, solicitation and auction process set forth under the caption “Item 4. The Solicitation or Recommendation” in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Commission on December 13, 2006, as amended by Amendment No. 2 to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Commission on February 20, 2007 and by Amendment No. 3 to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Commission on March 5, 2007 (as so amended, the “Schedule 14D-9”) is hereby incorporated by reference.

Item 5.01.—Changes in Control of Registrant.

On March 9, 2007, AUSA Merger Sub, Inc. (“Purchaser”), a Delaware corporation and a wholly-owned subsidiary of AUSA Holding Company, a Delaware corporation (“Parent”), completed its cash tender offer (the "Offer") for all outstanding shares of common stock, par value $0.01 per share, of the Company at a price of $17.21 per Share, without interest (the "Offer Price"), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 1, 2006, as amended (the "Merger Agreement") by and among Parent, Purchaser and the Company. The Offer expired at 5:00 p.m., New York City time, on Tuesday, March 6, 2007. The shares tendered satisfied a non-waivable minimum tender condition which required that a majority of the shares owned by disinterested stockholders (as defined in the Merger Agreement) be tendered before Parent and Purchaser would be obligated to purchase any tendered shares. On March 9, 2007, Purchaser accepted for payment in accordance with the terms of the Offer all shares that were validly tendered and not withdrawn prior to expiration of the Offer, and made payment for such shares in accordance with the terms of the Offer. Upon acceptance of and payment for the tendered shares in the Offer, Parent and Purchaser held approximately 92.5% of the shares of the Company’s common stock outstanding.

Because the shares tendered and accepted by Purchaser and Parent, together with the shares already owned by Parent or Purchaser, represented in excess of 90% of the outstanding shares of the Company, on March 12, 2007, Parent effected a short-form merger of Purchaser with and into the Company pursuant to the provisions of Section 253 of the Delaware General Corporation Law. Pursuant to the terms of the Merger Agreement, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (other than those held by Parent or the Company, or holders who properly exercise appraisal rights) was converted into the right to receive $17.21 in cash, without interest. Upon the effective time of the Merger, the separate corporate existence of Purchaser terminated, the Company became a wholly-owned subsidiary of Parent and the name of the surviving corporation was designated to be “Clark, Inc.”

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company's Schedule 14D-9, and (ii) the Tender Offer Statement on Schedule TO, originally filed by Parent and Purchaser with the SEC on December 13, 2006, as subsequently amended, and such information is incorporated herein by reference.

The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on November 6, 2006, as amended by Amendment No. 1 thereto, a copy of such amendment having been filed as Exhibit 2.1 to the Form 8-K filed by the Company on December 13, 2006.

Item 5.02.—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 12, 2007, upon effectiveness of the Merger, each of the then-current directors of the Company ceased to be a director pursuant to the terms of the Merger Agreement. In addition, on March 12, 2007, each of Tom Wamberg, the Company’s Chief Executive Officer, Tom Pyra, the Company’s Chief Operating Officer, and Jim Cooper, the Company’s acting Chief Financial Officer and acting Chief Accounting Officer, resigned from their respective positions as officers of the Company.

                The following is information regarding the Company’s new directors and executive officers:

James A. Beardsworth, age 45, Director of the Company since March 12, 2007. Mr. Beardsworth also serves as Senior Vice President-Business Development and Treasurer of AEGON USA, an affiliate of AEGON N.V., positions held by him since 2005. Prior to that he served as Vice President and Corporate Controller of AEGON USA from 1997 to 2005.

Craig D. Vermie, age 55, Director of the Company since March 12, 2007. Mr. Vermie also serves as Senior Vice President, General Counsel and Secretary of AEGON USA, an affiliate of AEGON N.V., positions held by him since 2005. Prior to that he served as Vice President, General Counsel and Secretary of AEGON USA from 1997 to 2005.

Peter Gilman, age 45, Director, President and Chairman of the Board of the Company since March 12, 2007. Mr. Gilman is also the President and Chief Executive Officer of the Extraordinary Markets Division of AEGON USA. Mr. Gilman became the National Director of Advanced Sales for the Individual Division of AEGON USA in 1993 and founded the Extraordinary Markets group in 1994.

Kurt J. Laning, age 45, Vice President of the Company since March 12, 2007. Mr. Laning joined Clark Consulting, the primary operating subsidiary of the Company, in 1996, and has served as Chief Actuary since January 2006. He was elected to the Board of Clark Consulting as of March 12, 2007. He also has served as President of Clark Reinsurance Co., formerly a subsidiary of the Company since June

2001. He has over 20 years of experience in the insurance industry, working internally as a product development actuary and externally designing and marketing insurance programs. He is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.

James R. Trefz, age 53, Vice President of the Company since March 12, 2007. Mr. Trefz is the Chief Operating Officer of the Extraordinary Markets, a business unit of a subsidiary of AEGON USA. He is responsible for all operational aspects of the division. Mr. Trefz joined the AEGON organization in 1980 and has held various positions prior to joining Extraordinary Markets in 2000. He is a Fellow of the Society of Actuaries.

Nancy Johnson, age 49, Treasurer of the Company since March 12, 2007. Ms. Johnson joined Clark Consulting in 1993, and has served as the Sr. Vice President of Finance for the Corporate Solutions and former Banking Practice subsidiaries of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1 Asset Purchase Agreement, dated as of February 14, 2007, by and among the Company, Clark Consulting, Inc., Clark
                   Wamberg, LLC and Tom Wamberg, as joint obligor, incorporated by reference to exhibit 2.1 of the registrant’s Current
                    Report on Form 8-K filed with the Commission on February 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARK, INC.

Date: March 15, 2007	By:	/s/ Peter Gilman
Peter Gilman
President